UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

April 13, 2007

Date of Report

(Date of earliest event reported)

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

(Exact name of registrant as specified in charter)

Virginia	001-32709	54-0283385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6610 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-29(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In a closing tentatively scheduled for April 30, 2007, River Lake Insurance Company IV Limited (“River Lake IV”), a Bermuda long-term insurance company wholly owned by Genworth Life and Annuity Insurance Company (“GLAIC”), itself an indirect wholly-owned subsidiary of Genworth Financial, Inc. (the “Company”), plans to issue $500,000,000 in aggregate principal amount of floating rate guaranteed notes due 2028 (the “Guaranteed Notes”) and $40,000,000 in aggregate principal amount of floating rate subordinated notes due 2028 (the “Subordinated Notes” and, together with the Guaranteed Notes, the “Planned Notes”). Under the proposed offering, River Lake IV may issue additional series of its floating rate guaranteed notes up to an aggregate principal amount of $925,000,000 (including the Guaranteed Notes). The Planned Notes will be direct financial obligations of River Lake IV and will not be guaranteed by GLAIC or the Company.

The Planned Notes will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

	By:	/s/ Dennis R. Vigneau
Date: April 13, 2007		Dennis R. Vigneau
Senior Vice President and Chief Financial Officer